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                                                                Exhibit 10.27

     THIS SEPARATION AND SEVERANCE AGREEMENT (the "Agreement") is made and entered into this 7th day of September, 1999, by and between RSI Systems, Inc., a Minnesota corporation ("Employer"), and Donald C. Lies, a Minnesota resident ("Employee").

     WHEREAS, Employee has been employed by Employer as its Chief Executive Officer; and

     WHEREAS, the parties agree that it is in their respective best interest to sever the employment relationship between them, upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the recitals and the mutual representations, warranties, covenants, agreements and promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. RESIGNATION. The parties hereby agree that Employee hereby resigns as a director, officer and employee of Employer, all to be effective as of September 7, 1999.

     2. SEVERANCE PAYMENTS. The parties hereby agree that Employer shall pay the Employee one of the following severance amounts. Employer shall choose the severance payments of paragraph (a) or (b) below on or before September 15, 1999 and shall notify Employee promptly in writing of the choice of severance payments.

     (a) Employer shall pay Employee the lump sum of $166,666.70, constituting 10 months of Employee's salary in effect at the date hereof, subject to applicable withholding; or

     (b) Employer shall pay Employee severance each two weeks in accordance with Employee's normal pay periods, beginning September 15, 1999 and ending on August 31, 2000 at the rate of $7,692.31. All such monthly severance payments shall be made in accordance with the normal payroll times, and procedures, of the Employer, and shall be subject to all customary payroll withholdings and deductions, including deductions for any benefits provided in this Agreement.

     3. CONTINUATION OF HEALTH COVERAGE. The Employer agrees to allow Employee (and any currently covered dependents) to continue to participate in a health/medical plan of, or reasonably comparable to that maintained from time to time by Employer for its employees at Employee's cost. Employee's right to continued coverage under this section shall in no way reduce or limit any continuation coverage under such group health plan to which Employee or any of Employee's qualified beneficiaries are entitled under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") or Minnesota Statutes " 61A.092 and 62A.17 et seq. This extension of coverage, however, shall be coordinated with, and shall be provided concurrently with, any benefits or continuation rights otherwise available to Employee


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and Employee's eligible dependents under state or federal continuation of coverage statutes, including but not limited to, Minnesota Statutes " 61A.092 and 62A.17 et seq. and the federal Consolidated Omnibus Budget Reconciliation Act ("COBRA"). Accordingly, within ten (10) days after the date of termination, Employee and Employee's dependents who are eligible for such statutory continuation rights shall complete all forms and papers necessary and customary to elect such continuation coverage. The Parties expressly agree that the extension of benefits provided for by this Agreement is not intended to create a retiree health plan covering any other employees. In all other respects, the payment of benefits, including the amounts and timing thereof, to Employee and Employee's eligible dependents will be governed by the terms of applicable employee benefit plans for which Employee and Employee's dependents are eligible. The Company will answer any reasonable questions that Employee may have from time to time and will offer him the same assistance given other participants in employee benefit plans so long as Employee is entitled to benefits as provided herein or under the terms of those plans.

     4. EMPLOYEE TO ACT AS ADVISOR. Employee agrees that for a period of three months commencing on the date of this Agreement, Employee shall make himself available to act in an advisory capacity for Employer in connection with various areas of Employer's business, including advising Employer on a search for a new Chief Executive Officer. Employee's obligations hereunder shall not include any reporting time at the Company's facilities or any fixed amount of time devoted to such advisory role. Employee shall, however, comply with reasonable requests by Employer for advice.

     5. NONCOMPETITION COVENANT. In consideration of the Employer entering into this Agreement, and agreeing to make the payments contained herein, Employee hereby agrees that, until August 31, 2000, the Employee shall not, directly or indirectly, whether as owner, manager, operator, controlling person, employee, advisor or consultant, engage in the business of manufacturing, selling or servicing videoconferencing equipment or any other business competitive with the business conducted by Employer on the date hereof, anywhere within the United States. In the event of a breach by Employee of the restrictions contained in this paragraph 5, the Employee hereby agrees that, as liquidated damages and not as a penalty, the Employee shall be forfeit, and the Employer shall not be obligated to pay, any amount then remaining unpaid to Employee under paragraph 2 of this Agreement. In addition, and not in limitation, to the specific remedy provided in the preceding sentence, the Employer shall further be entitled to enforce this restrictive covenant against the Employee through such remedies as a court of equity can provide including, without limitation, the remedy of injunction and specific performance.

     6. RELEASE FROM PERSONAL GUARANTIES. The parties acknowledge that Employee has personally guaranteed the Employer's indebtedness to Employer's principal lender. Employer agrees to exercise reasonable efforts to obtain the release of Employee from such personal guaranty; provided, however, that such efforts shall not require the renegotiation of such indebtedness, pay down of any outstanding amounts or the payment of any fee. Employer agrees to indemnify, defend and hold harmless Employee from and against any demand, liability, suit, claim or cause of action, and any associated costs and expenses (including reasonable attorneys'


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fees and disbursements) incurred by Employee after the date hereof as a result of Employee's personal guaranty of such indebtedness.

     7. GENERAL RELEASE OF EMPLOYER. In consideration of the payments, benefits, and other undertakings stated herein, Employee agrees to release and forever discharge Employer from any and all claims by signing a separate Release in the form attached hereto as EXHIBIT A, which is incorporated herein by reference, at the time Employee signs this Agreement.

     8. 401(K) BENEFITS. Employer acknowledges that in addition to the payments and benefits Employee is receiving under this Agreement, Employee is also entitled to the benefits, if any, available under the Employer's 401(k) profit sharing and savings plan.

     9. CONFIDENTIAL INFORMATION. Employee agrees that Employee will not use or disclose any information owned by, developed by, for, or about Employer, in any respect concerning or relating to Employer's business, or the business of any of its clients or customers, that Employee has acquired during Employee's employment by Employer ("Confidential Information"). Employee agrees not to use such Confidential Information himself or disclose such information to any other party, directly or indirectly, without the prior written consent of Employer. Employee agrees to return to Employer any and all of Employer's property in Employee's possession.

     10. NON-ADMISSION. Nothing in this Agreement is intended to be, nor will it be deemed to be, an admission of liability by Employer that it has violated any state or federal statute, local ordinance, or principle of common law, or that it has engaged in any wrongdoing whatsoever. Employee acknowledges that Employer has entered into this Agreement as a compromise to terminate all controversy and/or claims by or regarding Employee.

     11. NON-DISPARAGEMENT. Employee agrees not to disparage Employer in any way to any person or entity whatsoever, including but not limited to past, present, and prospective employees, customers, clients, vendors, and suppliers of Employer. Employer agrees that it shall not, and it shall cause its officers, directors and employees not to, disparage Employee in any way to any person or entity whatsoever.

     12. MISCELLANEOUS.

          (a) MERGER. This Agreement and the attached Release, and the employee benefit plans in which Employee is a participant, supersede all prior oral and written agreements, negotiations, commitments, statements, and communications between the parties with respect to the subject matter hereof including, without limitation, the Deferred Compensation Agreement.

          (b) INVALIDITY. In case any one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained in this Agreement will not in any


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     way be affected or impaired thereby.

          (c) BINDING EFFECT/ASSIGNMENT. This Agreement shall be binding upon Employee's heirs and legal representatives and shall be enforceable by the successors and assigns of Employer. None of the rights or obligations under this Agreement shall be assigned or transferred by Employee.

          (d) GOVERNING LAW AND VENUE. This Agreement shall be construed and interpreted in accordance with the substantive and procedural laws of the State of Minnesota and any dispute arising herefrom shall be venued in Hennepin County, State of Minnesota.

          (e) COUNTERPARTS. This Agreement may be executed simultaneously in two
     (2) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date and year first written above.

                                      RSI SYSTEMS, INC.




                                      By
                                           Its
                                           -------------------------------------
                                               ---------------------------------






                                      ------------------------------------------
                                      Donald C. Lies


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                                    EXHIBIT A
                                     RELEASE

1. DEFINITIONS. I intend all words used in this Release to have their plain meanings in ordinary English. Technical legal words are not needed to describe what I mean. Specific terms I use in this Release have the following meanings:

     a. "I" "me" and "my", as used herein, shall at all times mean Donald C. Lies and anyone who has or obtains any legal rights or claims through said named person.

     b. "Employer", as used herein, shall at all times mean RSI Systems, Inc., its parent corporations, subsidiaries, successors and assigns, partners, any affiliated and predecessor companies, their affiliated and predecessor or management companies, their successors and assigns, and the present and former officers, directors, shareholders, partners, employees, attorneys, and agents of any of them, whether in their individual or official capacities, and the current and former trustees or administrators of any pension, welfare, or other employee benefit plan of Employer, in their official and individual capacities.

     c. "My Claims" mean all of the claims I have now against Employer, whether or not I know about those claims, including but not limited to, claims for any action or inaction, loss, expense, or any damages of whatever nature arising from any occurrence or occurrences from the beginning of time until the date of this Release, including claims for: breach of contract; payment of wages, commissions, reimbursements, sick pay, vacation pay, employee benefits, insurance, pension, or other compensation; fraud or misrepresentation; violation of any federal, state, and/or local law, regulation or rule, including but not limited to, the Minnesota Human Rights Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Rehabilitation Act, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, the Consolidated Omnibus Budget Reconciliation Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, and all other federal, state, and/or local civil rights laws prohibiting discrimination or other unlawful activity on the basis of race, color, creed, marital status, sex, age, religion, national origin, disability, pregnancy, sexual orientation, political affiliation, status with respect to public assistance, membership in local commission, or any other protected class status; sexual harassment; retaliation; defamation; intentional or negligent infliction of emotional distress; breach of the covenant of good faith and fair dealing; promissory estoppel; unjust enrichment; negligence; wrongful


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          termination of employment; constructive discharge; invasion of privacy; fraudulent inducement; negligent hiring, retention, training, and/or supervision; all other claims for unlawful employment practices; all claims for attorney's fees, costs, disbursements, fees, or other payments; and all other common law, legal, equitable or statutory claims (whether on a contract, tort, or other theory), whether they could be brought directly by me on my own behalf or by any other person, agency, or organization on my behalf.

2. AGREEMENT TO RELEASE MY CLAIMS. On behalf of myself, my attorneys, heirs, executors, administrators, successors and assigns, I agree to release, discharge, and give up all My Claims against Employer in exchange for the compensation, promises and undertakings as described in the Separation and Severance Agreement between me and Employer. I agree to release and discharge Employer not only from any and all of My Claims that I could make on my own behalf, but also from those claims that may or could be brought by any other person or organization on my behalf. I have not caused or permitted to be served, filed, or commenced, and I will not cause or permit to be served, filed, or commenced, any lawsuits, charges, complaints, actions, notices, or other demands against Employer with any federal, state, or local judicial or administrative agency or body based on My Claims. In the event any such claim has been or is asserted, I agree that this Release shall act as a total and complete bar to my re-employment or to recovery of any relief or sum or amount whatsoever from Employer, whether labeled award, liability, damages, judgment, backpay, wages, fine, or penalty, or otherwise resulting directly or indirectly from any lawsuit, remedy, charge, or complaint, whether brought privately by me or by anyone else, including any federal, state, or local judicial or administrative agency or body, whether or not on my behalf or at my request. The payments I am receiving represent full and fair compensation for the release of all My Claims. Employer shall not be obligated and does not owe me anything in addition to that described above. THIS RELEASE SHALL NOT AFFECT ANY CLAIMS WHICH COULD BE MADE UNDER ANY EMPLOYEE WELFARE BENEFIT PLAN OR ANY PENSION OR RETIREMENT PLAN THROUGH EMPLOYER, OR ANY CLAIMS BASED UPON THE PROMISES AND COMMITMENTS PROVIDED IN THE SEPARATION AND SEVERANCE AGREEMENT PURSUANT TO WHICH THIS RELEASE IS GIVEN.

3. NON-ADMISSION. Even though Employer is paying me to release My Claims, Employer does not admit that it is responsible or legally obligated to me. In fact, Employer denies that it is responsible or legally obligated to me or that it has engaged in any wrongdoing.

4. CONSIDERATION PERIOD AND RESCISSION OF RELEASE. I understand that I may take up to twenty-one (21) calendar days after receiving the Separation and Severance Agreement and this Release to consider whether I wish to sign the Separation and Severance Agreement and this Release. In addition, I understand that I may rescind (i.e., revoke and cancel) my release of claims arising under the federal Age Discrimination in Employment


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     Act, 29 U.S.C. ' 621 et seq., within seven (7) calendar days of signing the
     Separation and Severance Agreement and this Release. I understand that I also may rescind (i.e., revoke and cancel) my release of claims arising under the Minnesota Human Rights Act within fifteen (15) calendar days of signing the Separation and Severance Agreement and this Release. I understand that to be effective, the rescission/revocation must be in writing and delivered to Employer, in care of James Hanzlik, either by hand or by mail within the respective rescission/revocation periods. If sent by mail, the rescission must be:

     1. Postmarked within the respective rescission/revocation periods as stated above;

     2.   Properly addressed, as stated above; and

     3.   Sent by certified mail, return receipt requested.

5. Knowing and Voluntary. I have read the Separation and Severance Agreement and this Release carefully and understand and agree to all of their respective terms. I have had an opportunity to discuss this Release with my own attorney. In agreeing to sign the Separation and Severance Agreement and this Release, I have not relied on any statements or explanations made by Employer or its attorneys.



                                           -------------------------------------
                                           Donald C. Lies

SUBSCRIBED AND SWORN to before me
this ____ day of September, 1999.



------------------------------------
Notary Public